EXHIBIT A

                                STOCKHOLDERS AGREEMENT

                    THIS STOCKHOLDERS AGREEMENT, dated as of October 9, 1995, is by and among GFI Industries, a societe anonyme organized under the laws of the Republic of France ("Purchaser"), Wingate
                                                     ---------
          Family Trust of 1980, Shoshanna L. Wingate Revocable Trust, The David A. & Shoshanna Wingate Foundation Inc. and Philip M. Slonim (the "Stockholders").
                ------------

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    WHEREAS, simultaneously with the execution of this Stockholders Agreement, Hi-Shear Industries Inc. ("Seller") and
                                                             ------
          Purchaser have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which Purchaser has
           ------------------------
          agreed, among other things, to purchase all of the issued and outstanding shares (the "Stock Purchase") of common stock, $.10
                                   --------------
          par value, of Hi-Shear Corporation, a Delaware corporation and a wholly-owned subsidiary of Seller;

                    WHEREAS, as of the date hereof, Stockholders are the record and beneficial owners of, and have the sole right to vote and dispose of, an aggregate of
          1,777,561 shares of common stock, $.10 par value, of Seller (the "Seller Common Stock"); and
           -------------------

                    WHEREAS, as an inducement and a condition to its entering into the Stock Purchase Agreement, and incurring the obligations set forth therein, Purchaser has required that Stock-holders agree, and Stockholders have agreed, to enter into this Stockholders Agreement.

                    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Stock Purchase Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                    1.  Certain Definitions.  Capitalized terms used and
                        -------------------
          not defined herein have the respective meanings ascribed to them in the Stock Purchase Agreement. In addition, for purposes of this Stockholders Agreement:

                    (a)  "Affiliate" shall mean, with respect to any
                          ---------
          specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                    (b)  "Beneficially Own" or "Beneficial Ownership" with
                          ----------------      --------------------
          respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securi-ties Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

                    (c)  "including" shall mean including without
                          ---------
          limitation.

                    (d)  "Person" shall mean an individual, corporation,
                          ------
          partnership, joint venture, association, trust, unincorporated organization or other entity.

                    (e)  "Shares" shall mean any and all shares of Seller
                          ------
          Common Stock now or hereafter held by any Stockholder, including any other voting securities of Seller Beneficially Owned by any Stockholders, whether owned on the date hereof or hereafter acquired.

                    (f)  "Transfer" shall mean, with respect to a security,
                          --------
          the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

                    2.  Voting of Seller Common Stock; Irrevocable Proxy.
                        ------------------------------------------------

                    (a) Stockholders hereby agree that during the period commencing on the date hereof and continuing until the earlier of
          (i) the consummation of the Stock Purchase and (ii) the termina-tion of the Stock Purchase Agreement in accordance with its terms (such period being referred to as the "Voting Period"), at any meeting (whether annual or special, and whether or not an ad-journed or postponed meeting) of Seller's stockholders, however called, or in connection with any written consent of Seller's stockholders, Stockholders shall vote (or cause to be voted) the
          Shares: (i) in favor of the Stock Purchase, the execution and delivery by Seller of the Stock Purchase Agreement and the approval and adoption of the Stock Purchase Agreement and the terms thereof and each of the other actions contemplated by the Stock Purchase Agreement and this Stockholders Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Seller under the Stock Purchase Agreement or of

          Stockholders under this Stockholders Agreement or (B) impede, interfere with, delay, postpone, or adversely affect the Stock Purchase Agreement or the transactions contemplated thereby and by this Stockholders Agreement; and (iii) except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the Stock Purchase Agreement and the transactions contemplated thereby and by this Stockholders Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Seller or any of its subsidiaries; (B) any sale, lease or trans-fer of a substantial portion of the assets or business of Seller or its subsidiaries, or reorganization, restructuring, recapi-talization, special dividend, dissolution or liquidation of Seller or its subsidiaries; or (C) any change in the present capitalization of Seller including any proposal to sell a sub-stantial equity interest in Seller or any of its subsidiaries. Stockholders shall not enter into any agreement, arrangement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 2(a).

                    (b)  Each Stockholder, in furtherance of the
          transactions contemplated hereby and by the Stock Purchase Agreement, and in order to secure the performance by Stockholders of their duties under this Stockholders Agreement, shall promptly execute and deliver to Purchaser an irrevocable proxy, in the form of Exhibit A hereto. Stockholders acknowledge and agree that the proxy executed and delivered pursuant to this Section 2(b) shall be coupled with an interest, shall constitute, among other things, an inducement for Purchaser to enter into this Stockholders Agreement and the Stock Purchase Agreement, shall be irrevocable during the Voting Period and shall not be terminated by operation of law.

                    3.  Restrictions on Transfer, Proxies.  Except as
                        ---------------------------------
          contemplated by the Stock Purchase Agreement, Stockholders shall not, during the Voting Period, directly or indirectly: (i) Transfer any of such Stockholder's Shares (including, without limitation, through the disposition or transfer of control of another person), (ii) except as provided in Section 2(b) of this Stockholders Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to any Shares; or (iii) take any action that would make any representa-tion or warranty of Stockholders contained herein untrue or incorrect or would result in a breach by Stockholders of their obligations under this Stockholders Agreement or a breach by Seller of its obligations under the Stock Purchase Agreement.

                    4.  Representations and Warranties of Stockholders.
                        ----------------------------------------------
          Each Stockholder represents and warrants to Purchaser as follows:

                    (a) Such Stockholder, if not an individual, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                    (b) Such Stockholder, if not an individual, has all necessary power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                    (c) With respect to each Stockholder that is not an individual, the execution, delivery and performance of this Stockholders Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of such Stockholder and no other corporate or similar proceedings on the part of such Stockholder are necessary to authorize this Stockholders Agreement or to consummate the transactions so contemplated.

                    (d) This Stockholders Agreement has been duly and validly executed and delivered by such Stockholder and consti-tutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms.

                    (e) The execution, delivery and performance by such Stockholder of this Stockholders Agreement and the consummation of the transactions contemplated hereby do not and will not (i) with respect to each such Stockholder that is not an individual, contravene or conflict with the Certificate of Incorporation, By-Laws or other organizational documents of such Stockholder; (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Stockholder, any of its subsidiaries or any of its properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termi-nation, cancellation, or loss of any benefit to which such Stock-holder or any of its subsidiaries is entitled under any provision of any agreement, contract, license or other instrument binding upon such Stockholder, any of its subsidiaries or any of their respective properties, or allow the acceleration of the performance of, any obligation of such Stockholder or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which such Stockholder or any of its subsidiaries is a party or by which such Stockholder or any of its subsidiaries or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any lien on any asset of such Stockholder or any of its subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and liens which would not individually or in the aggregate be reasonably expected to pre-vent the consummation by such Stockholder of the transactions contemplated by this Stockholders Agreement.

                    (f) The execution, delivery and performance by such Stockholder of this Stockholders Agreement and the consummation of the transactions contemplated hereby by such Stockholder require no action by such Stockholder by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) other than such actions or filings which, if not taken or made, would not individually or in the aggregate be reasonably expected to prevent the consummation by such Stockholder of the transactions contemplated by this Stockholders Agreement.

                    (g) As of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Stockholders, threatened against, any Stockholder or any of its subsidiaries or any of its respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which challenges or seeks to prevent, enjoin, alter or delay the Stock Purchase or any of the other transactions contemplated hereby or by the Stock Purchase Agreement. As of the date hereof, none of the Stockholders, none of their respective subsidiaries and none of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

                    (h) Such Stockholder has good and valid title to such Stockholder's Shares, free and clear of any liens.

                    (i) There are no options or rights to acquire, or any agreements to which such Stockholder is a party relating to such Stockholder's Shares, other than this Stockholders Agreement.

                    (j) The Stockholder's Shares described on the signature page hereto represent all of the Shares Beneficially Owned by such Stockholder.

                    5.   Further Assurances.  From time to time, at the
                         ------------------
          other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Stockholders Agreement.

                    6.  Termination.  This Stockholders Agreement shall
                        -----------
          terminate upon the earlier of the consummation of the Stock Purchase and the termination of the Stock Purchase Agreement in accordance with its terms.

                    7.  Miscellaneous.
                        -------------

                    (a) This Stockholders Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                    (b) All costs and expenses incurred in connection with this Stockholders Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                    (c) This Stockholders Agreement shall not be assigned by operation of law or otherwise without the prior written con-sent of the other party, provided that Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Purchaser.

                         (d)  This Stockholders Agreement may not be
               amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

                         (e) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                    If to any Stockholder, to such Stockholder c/o Seller at the address of Seller set forth in the Stock Purchase Agreement.



                    copy to:       Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                                   New York, NY 10178
                                   Telephone No.:  (212) 309-6000
                                   Telecopy No.:   (212) 309-6273
                                   Attention:  Stephen F. Farrell, Esq.


                    If to Purchaser:

                                   GFI Industries
                                   Espace Vauban--BP 431
                                   Boulevard Richelieu
                                   Belfort Cedex
                                   France  90008
                                   Telephone No.: 011-33-84-57-00-77
                                   Telecopy No.:  011-33-84-57-02-00
                                   Attention: Chief Executive Officer


                    copy to:       Skadden, Arps, Slate,
                                     Meagher & Flom
                                   919 Third Avenue
                                   New York, NY 10022
                                   Telephone No.: (212) 735-3000
                                   Telecopy No.:  (212) 735-2000
                                   Attention:  Nancy A. Lieberman, Esq.

               or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                         (f)  Whenever possible, each provision or
               portion of any provision of this Stockholders Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or por-tion of any provision of this Stockholders Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdic-tion, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Stockholders Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unen-forceable provision or portion of any provision had never been contained herein.

                         (g) Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Stockholders Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damag-es, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equita-ble relief in addition to any other remedy to which it may be entitled, at law or in equity.

                         (h) All rights, powers and remedies provided under this Stockholders Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Stockholders Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                         (i) This Stockholders Agreement is not intend-ed to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                         (j)  This Stockholders Agreement shall be
               governed and construed in accordance with the laws of the State of New York (including the laws of such State with respect to the authority of arbitrators to make awards of punitive damages), without giving effect to the princi-ples of conflicts of law thereof.

                         (k)  The representations and warranties made
               herein shall survive through the term of this Stockhold-ers Agreement.

                         (l) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or inter-pretation of this Stockholders Agreement.

                         (m) This Stockholders Agreement may be execut-ed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Stockholders Agreement.

                         (n) This Stockholders Agreement is intended to
               obligate the Stockholders only in their capacities as holders of Shares, and shall not prevent any Stockholder from serving as an officer or member of the Board of Directors of Seller and discharging his or her fiduciary and other duties in connection therewith.


                         8.  Arbitration.
                             -----------

                         (a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (a "Dis-pute"), upon the written request of Purchaser, on the one hand, or any Stockholder, on the other hand (each a "Par-ty"), the Parties (or, as applicable, their respective senior officers) shall meet promptly and attempt in good faith to negotiate a resolution of the Dispute.

                         (b) If the Parties are unable to resolve the Dispute within 10 business days after a Party's written request for a meeting was made, then either Party may submit the Dispute to arbitration as the exclusive means of resolving it in accordance with the procedures set forth in Paragraph (c) below.

                         (c)  Any unresolved Dispute shall be finally
               settled by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce (the "ICC") then in effect (the "Rules"), except as modified herein. The arbitration shall be held in New York, New York. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language.

                         (d) There shall be 3 arbitrators of whom each Party shall select one in accordance with the Rules. The 2 Party-appointed arbitrators shall select a third arbi-trator to serve as Chair of the tribunal within 30 days of the selection of the second arbitrator. If any arbi-trator has not been appointed within the time limits specified herein and in the Rules, such appointment shall be made by the ICC Court of Arbitration upon the written request of either Party within 10 days of such request.

                         (e)  The hearing shall be held no later than
               150 days and the award shall be rendered no later than 180 days following the appointment of the last of the 3 arbitrators.

                         (f)  The Parties hereby waive any rights of
               application or appeal to the courts of the United States and of the Republic of France to the fullest extent per-mitted by law in connection with any question of fact or law arising in the course of the arbitration or with respect to any award made except for actions to enforce an arbitral award and actions seeking interim, interlocu-tory or other provisional relief in any court of compe-tent jurisdiction.

                         (g) The award shall be final and binding upon the Parties, and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal.

                         (h)  Any monetary award shall be made and
               promptly payable in U.S. dollars free of any tax (except to the extent required by law), deduction or offset, and the arbitral tribunal shall be authorized in its discre-tion to grant pre-award and post-award interest at com-
               mercial rates.   Any costs, fees, or taxes incident to
               enforcing the award shall, to the maximum extent permit-ted by law, be charged against the party resisting such enforcement.

                         (i) This Agreement and the rights and obliga-tions of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

                         (j) All notices by one party to the other in connection with the arbitration shall be in accordance with the provision of Section 7(e) hereof.

                         (k)  If at any time there are pending two or
               more arbitrations hereunder, any party to any such arbi-trations may apply for consolidation of any two or more such arbitrations. Such application shall be made to the arbitral tribunal in the arbitration that, among the arbitrations sought to be consolidated, was the first commenced under this Agreement (the "Primary Tribunal"). Arbitrations may be consolidated, in whole or in part, if there are significant common issues of law or fact or one or more common parties between the arbitrations sought to be consolidated. In determining whether and to what extent to order consolidation, the Primary Tribunal shall consider the extent to which consolidation would facili-tate efficiencies and economies in the arbitration pro-cess, and the desirability of avoiding possibly conflict-ing results under different arbitrations. The consoli-dated arbitration shall be held before the Primary Tribu-nal. If there are more than two parties to any arbitra-tion consolidated hereunder, the Primary Tribunal may interpret and supplement the Rules in their application to the consolidated arbitration as may be necessary or appropriate to accommodate the multi-party nature of the arbitration and to ensure the just, expeditious, economi-cal and final determination of the dispute. The award in any arbitration hereunder, or in any arbitration consoli-dated hereunder, shall be final and binding on all of the parties hereto and on all other persons (whether or not they participated in the consolidated arbitration) that were given an opportunity to participate fully in such arbitration.

                         (l) This agreement to arbitrate shall be bind-ing upon the successors and assigns of each Party. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court in the State of New York in any action, suit or proceeding arising in connec-tion with this Stockholders Agreement and permitted by Paragraph (f) above, and agrees that any such action, suit or proceeding may be brought only in such court (and waives any objection based on forum non conveniens or any
                                             ----- --- ----------
               other objection to venue therein); provided, however,
                                                  --------  -------
               that such consent to jurisdiction is solely for the purpose referred to in Paragraph (f) above and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                         IN WITNESS WHEREOF, Purchaser and Stockholders
               have caused this Stockholders Agreement to be duly exe-cuted as of the day and year first above written.

                                             GFI INDUSTRIES


                                             By:/s/ Frederic Roure
                                                ------------------------

                                                Name:
                                                Title:

                         IN WITNESS WHEREOF, Purchaser and Stockholders
               have caused this Stockholders Agreement to be duly exe-cuted as of the day and year first above written.


                                        GFI INDUSTRIES S.A.



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


          No. of Shares:  981,494       The Wingate Family Trust of 1980



                                        By:/s/ David A. Wingate
                                           --------------------------------
                                           David A. Wingate, Trustee


          No. of Shares:  200,000       Shoshanna L. Wingate Revocable Trust




                                        By:/s/ Shoshanna L. Wingate
                                           ------------------------------
                                           Shoshanna L. Wingate, Trustee



          No. of Shares:  150,000       The David A. & Shoshanna Wingate
                                          Foundation Inc.




                                        By:/s/ David A. Wingate
                                           ------------------------------
                                           David A. Wingate
                                           President


          No. of Shares:  446,067       Philip M. Slonim



                                         /s/ Philip M. Slonim
                                        ---------------------------------

                                         EXHIBIT A
                                         ---------


                                     IRREVOCABLE PROXY
                                     -----------------


                    The undersigned hereby revokes any previous proxies and

          appoints Frederic Roure and Jose Zaegel, and each of them, with full power of substitution (provided that any person so substituted is an employee of GFI Industries), as attorney and proxy of the undersigned to attend any and all meetings of stockholders of Hi-Shear Industries

          Inc., a Delaware corporation ("Seller") (and any adjournments or post-

          ponements thereof), to vote all shares of Common Stock, $.10 par value, of Seller that the undersigned is then entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally pres-

          ent, with respect to all matters specified in Section 2(a) of the

          Stockholders Agreement (the "Stockholders Agreement"), dated as of

          October 9, 1995, by and among Purchaser, the undersigned and the other stockholders named therein.  Capitalized terms used and not defined herein have the respective meanings ascribed to them in, or as pre-

          scribed by, the Stockholders Agreement.

                    This proxy shall be deemed to be a proxy coupled with an

          interest and is irrevocable during the Voting Period and has been granted pursuant to Section 2(b) of the Stockholders Agreement.

                    The undersigned authorizes such attorney and proxy to

          substitute any other person to act hereunder (provided that any person so substituted is an employee of GFI Industries), to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Seller.


          Dated:  October 9, 1995

                                             The Wingate Family Trust
                                               of 1980



                                             By:/s/ David A. Wingate
                                                -------------------------
                                                David A. Wingate, Trustee

                                         EXHIBIT A
                                         ---------


                                     IRREVOCABLE PROXY
                                     -----------------


                          The undersigned hereby revokes any previous

               proxies and appoints Frederic Roure and Jose Zaegel, and

               each of them, with full power of substitution (provided that any person so substituted is an employee of GFI Industries),

               as attorney and proxy of the undersigned to attend any and all meetings of stockholders of Hi-Shear Industries Inc., a

               Delaware corporation ("Seller") (and any adjournments or

               postponements thereof), to vote all shares of Common Stock,

               $.10 par value, of Seller that the undersigned is then enti-

               tled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified in Section 2(a) of the Stockholders

               Agreement (the "Stockholders Agreement"), dated as of Octo-

               ber 9, 1995, by and among Purchaser, the undersigned and the other stockholders named therein.  Capitalized terms used

               and not defined herein have the respective meanings ascribed to them in, or as prescribed by, the Stockholders Agreement.

                         This proxy shall be deemed to be a proxy coupled

               with an interest and is irrevocable during the Voting Period and has been granted pursuant to Section 2(b) of the Stock-

               holders Agreement.

                         The undersigned authorizes such attorney and proxy

               to substitute any other person to act hereunder (provided

               that any person so substituted is an employee of GFI Indus-

               tries), to revoke any substitution and to file this proxy

               and any substitution or revocation with the Secretary of

               Seller.


               Dated:  October 9, 1995

                                             Shoshanna L. Wingate
                                                Revocable Trust



                                             By:/s/ Shoshanna L. Wingate
                                                -------------------------
                                             Shoshanna L. Wingate,  Trustee

                                         EXHIBIT A
                                         ---------


                                     IRREVOCABLE PROXY
                                     -----------------


                         The undersigned hereby revokes any previous prox-

               ies and appoints Frederic Roure and Jose Zaegel, and each of them, with full power of substitution (provided that any

               person so substituted is an employee of GFI Industries), as attorney and proxy of the undersigned to attend any and all meetings of stockholders of Hi-Shear Industries Inc., a

               Delaware corporation ("Seller") (and any adjournments or

               postponements thereof), to vote all shares of Common Stock,

               $.10 par value, of Seller that the undersigned is then enti-

               tled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified in Section 2(a) of the Stockholders

               Agreement (the "Stockholders Agreement"), dated as of Octo-

               ber 9, 1995, by and among Purchaser, the undersigned and the other stockholders named therein.  Capitalized terms used

               and not defined herein have the respective meanings ascribed to them in, or as prescribed by, the Stockholders Agreement.

                          This proxy shall be deemed to be a proxy coupled

               with an interest and is irrevocable during the Voting Period and has been granted pursuant to Section 2(b) of the Stock-

               holders Agreement.

                         The undersigned authorizes such attorney and proxy

               to substitute any other person to act hereunder (provided

               that any person so substituted is an employee of GFI Indus-

               tries), to revoke any substitution and to file this proxy

               and any substitution or revocation with the Secretary of

               Seller.


               Dated:  October 9, 1995

                                             The David A. & Shoshanna
                                                Wingate Foundation Inc.



                                             By:/s/ David A. Wingate
                                                -------------------------
                                             David A. Wingate, President

                                         EXHIBIT A
                                         ---------


                                     IRREVOCABLE PROXY
                                     -----------------


                         The undersigned hereby revokes any previous prox-

               ies and appoints Frederic Roure and Jose Zaegel, and each of them, with full power of substitution (provided that any

               person so substituted is an employee of GFI Industries), as attorney and proxy of the undersigned to attend any and all meetings of stockholders of Hi-Shear Industries Inc., a

               Delaware corporation ("Seller") (and any adjournments or

               postponements thereof), to vote all shares of Common Stock,

               $.10 par value, of Seller that the undersigned is then enti-

               tled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified in Section 2(a) of the Stockholders

               Agreement (the "Stockholders Agreement"), dated as of Octo-

               ber 9, 1995, by and among Purchaser, the undersigned and the other stockholders named therein.  Capitalized terms used

               and not defined herein have the respective meanings ascribed to them in, or as prescribed by, the Stockholders Agreement.

                         This proxy shall be deemed to be a proxy coupled

               with an interest and is irrevocable during the Voting Period and has been granted pursuant to Section 2(b) of the Stock-

               holders Agreement.

                         The undersigned authorizes such attorney and proxy

               to substitute any other person to act hereunder (provided

               that any person so substituted is an employee of GFI Indus-

               tries), to revoke any substitution and to file this proxy

               and any substitution or revocation with the Secretary of

               Seller.


               Dated:  October 9, 1995

                                             Philip M. Slonim



                                             By:/s/ Philip M. Slonim
                                                --------------------